CONSULTING AGREEMENT

THIS AGREEMENT made with effect from the 17th day of December 2004 (the "Effective Date")

BETWEEN:

MGG Consulting
10691 Rosecroft Crescent, Richmond, BC, V7A 2H9

(the "Consultant")

AND:

Torrent Energy Corporation
Suite 3400, 666 Burrard Street, Vancouver, BC V6C 2X8

(the "Company")

RECITALS:

A. The Company is in the business of acquiring mineral leases and developing a coalbed methane exploratory project in Oregon.

B. The Company has requested that the Consultant assist it, on a non-exclusive and specific project-by-project basis, to provide consulting services as set out in this agreement which the Consultant is prepared to provide; and

C. The Company has agreed to pay the Consultant fees for work undertaken on behalf of the Company, on the terms and conditions contained herein.

WITNESSES THAT in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Entire Agreement

This Agreement supersedes all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement.

1.2 Amendments

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.3 Invalidity of Particular Provision

It is intended that all of the provisions of this Agreement will be fully binding and effective between the parties. In the event that any particular provision or provisions or a part of one or more is found to be void, voidable or unenforceable for any reason whatsoever, then the particular provision or provisions or part of the provision will be deemed severed from the remainder of this Agreement. The other provisions of this Agreement will not be affected by the severance and will remain in full force and effect.

1.4 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Colorado.

ARTICLE 2
REMUNERATION

2.1 Remuneration

In respect of providing services set out in Schedule A the Consultant shall be paid $8,000 per month (plus GST if applicable) commencing December 1, 2004 and granted stock options as approved by the directors of the Company.

2.2 Expenses

The Consultant will be reimbursed only for reasonable business expenses necessarily and actually incurred by the Consultant in the performance of the services. The expenses will be submitted to the Company for approval within 5 working days from each monthend.

2.3 Consultant Not Employee

The parties agree that the Consultant is not an employee of the Company and is not covered by any Company insurance and/or benefit plans.

2.4 Withholdings

The Consultant agrees to make and remit all state and federal withholdings as may be required to be made by the Consultant in connection with the performance of the services for the Company.

ARTICLE 3
GENERAL OBLIGATIONS OF THE CONSULTANT

3.1 The Company's Ownership of Rights

The Consultant acknowledges and agrees as follows with respect to the ownership of rights by the Company and the limitation of the Consultant's rights:

(a) The Consultant acquires no rights in any inventions or developments or work products, including, but not limited to, documents, written materials, programs, designs, discs and tapes (the "Work Products") resulting from, derived from or otherwise related to the performance of the Services by the Consultant. All such inventions, developments and Work Products are the property of the Company.

(b) The Consultant will not use any information gathered or obtained through his services to the Company for the benefit of any party except the Company, and in particular, if in the course of the Consultant's duties any geological information becomes known to the Consultant that could reasonably be considered material to the Company or within the scope of interest of the Company, the Consultant will provide that information to the Company and allow the Company first right to act or the information or acquire any interests resulting from the information; and the Consultant will have no claim of interest in same.

3.2 Confidentiality

This is to confirm that the Consultant may have in its possession from time to time proprietary and confidential information (the "Information") relating to the business of the Company that is required in order to perform the services required hereunder.

The Consultant agrees to accept the Information on the following conditions:

The Consultant will keep the Information confidential and will not disclose the Information to any party other than the Company, its associates, affiliates, and agents for the purpose of executing its mandate hereunder. The Consultant acknowledges that the Company is a public company (Pubco) and the Consultant will neither trade in the securities of Pubco while in possession of the Information nor inform any other party about the Information unless that party needs to know and agrees not to trade Pubco securities while in possession of the Information. This will not apply to Information that has been publicly disclosed.

The Consultant will take all reasonable steps to safeguard the Information with the same degree of care with which the Company safeguards its own confidential and proprietary information.

The Information and all copies of the same shall remain the property of the Company and shall be returned to the Company upon request.

3.3 Indemnity

Each of the Company and the Consultant will defend, indemnify and save harmless the other from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own company basis (together with all applicable taxes) which the Consultant or the Company (as the case may be) may be liable to pay or may incur by reason of a breach of the terms of this Agreement or in the case of the Company, any liability that the Company may incur to any authority for source deductions, taxes and any other remittance obligations arising with respect to payment to the Consultant pursuant to this Agreement.

ARTICLE 4
TERM

4.1 This Agreement will take effect on the Effective Date and will continue in full force and effect unless terminated by one of the parties in accordance with this Agreement.

4.2 Notwithstanding any other provision of this Agreement, the Consultant or the Company may, at any time, give written notice to the other of its intention to terminate this Agreement and this Agreement shall be terminated. Such notice may expire on any day of the month and any remuneration payable as of the notice date will become due and payable immediately.

ARTICLE 5
GENERAL

5.1 Arbitration

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the appropriate regulatory body in the State of Oregon.

5.2 Notices

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement shall be given in writing and shall be given by delivering or faxing same to the Company or the Consultant, as the case may be, as follows:

(a) To the Consultant at:

MGG Consulting
10691 Rosecroft Crescent, Richmond, BC, V7A 2H9

Email: markgustafson@shaw.ca

Fax: 604-688-1320

(b) To the Company at:

Torrent Energy Corporation
Suite 3400, 666 Burrard Street, Vancouver, BC V6C 2X8

Attention: Mark Gustafson

Email: mg@torrentenergy.com
Fax: 604-688-1320

Any such notice, direction, request or other communication shall be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Either party may change its fax number or address for service from time to time by notice in accordance with the foregoing.

5.3 Assignment

This Agreement is not assignable in whole or in part by the Consultant without the prior written consent of the Company.

5.4 Waiver

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right, nor will any single or partial exercise of any such right or power preclude any further or other exercise of such right or power under this Agreement.

5.5 Enurement

Subject to the restrictions on transfer contained in this Agreement, this Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement.
SIGNED by MGG Consulting in the presence of: Witness Signature Witness Name	Per Authorized signatory: /s/ Mark Gustafson MGG Consulting
SIGNED by Torrent Energy Corporation in the presence of: /s/ John Carlson Witness Signature John D. Carlson Witness Name	Per authorized signatory: /s/ George L. Hampton III Torrent Energy Corporation

SCHEDULE "A"

Services

The Consultant covenants and agrees with the Company to:

  Provide the Company with services as President and CEO.

  Provide the Company with services as acting CFO.

  Any other reasonable business services as requested by the board of directors of the Company.